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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Post-Effective Amendment to the Registration Statement on Form S-4 of Triton PCS, Inc. and its subsidiaries of our reports dated February 20, 2001, except for Note 16, as to which the date is February 28, 2001, relating to the consolidated financial statements and financial statement schedule of Triton PCS, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 5, 2001